Exhibit 99.1

For Immediate Release

Cushman & Wakefield Reports Strong Financial Results for Second Quarter 2018
CHICAGO (BUSINESS WIRE), September 5, 2018 -- Cushman & Wakefield (NYSE: CWK) today reported financial results for the second quarter ended June 30, 2018i.

•	Revenue for the second quarter was $2.0 billion, up 16% (15% local currencyii). Fee revenue was $1.4 billion, up 11% (10% local currency).

•	Net loss decreased $15.1 million to $(32.2) million, while net loss per share decreased $0.11 to $(0.22) per share. Adjusted EPS was $0.46, an increase of $0.17 or 59%.

•	Adjusted EBITDA was $169.8 million, up 30% (28% local currency). Adjusted EBITDA margin of 11.8% was up 180 bps versus second quarter 2017 driven by Fee revenue mix and operating leverage.

•	Initial Public Offering and Private Placement were completed on August 6 and 7, 2018, resulting in net proceeds of approximately $1.0 billion.

•	Subsequent to quarter close, we entered into a new Credit Agreement, repaid the First Lien debt and expanded our revolving credit facility.

“We are pleased to report strong results for the second quarter,” said Brett White, Executive Chairman & CEO of Cushman & Wakefield. “It’s an exciting time to be at Cushman & Wakefield. We’ve completed a successful IPO, our business performed very well at the top and bottom line through the first half of the year, and market conditions for commercial real estate remain robust.”

INVESTOR RELATIONS	MEDIA CONTACT
Bill Knightly	Brad Kreiger
Investor Relations	Corporate Communications
+1 312 338 7860	+1 312 424 8010
IR@cushwake.com	brad.kreiger@cushwake.com

September 5, 2018

Consolidated Results (unaudited)

(in millions)	Three Months Ended June 30, 2018	Three Months Ended June 30, 2017	% Change in USD	% Change in Local Currency	Six Months Ended June 30, 2018	Six Months Ended June 30, 2017	% Change in USD	% Change in Local Currency
Revenue:
Total revenue	$1,974.3	$1,700.6	16%	15%	$3,742.0	$3,161.9	18%	16%
Less: Gross contract costs	(532.3)	(401.5)	33%	33%	(1,054.1)	(769.3)	37%	35%
Acquisition accounting adjustments	2.4	2.6	n/m	n/m	2.5	12.7	n/m	n/m
Total Fee revenue	$1,444.4	$1,301.7	11%	10%	$2,690.4	$2,405.3	12%	10%
Service Lines:
Property, facilities and project management	$657.1	$617.3	6%	6%	$1,272.1	$1,205.2	6%	4%
Leasing	476.1	396.9	20%	18%	796.0	675.8	18%	16%
Capital markets	201.0	170.8	18%	16%	415.1	317.7	31%	28%
Valuation and other	110.2	116.7	(6)%	(8)%	207.2	206.6	0%	(4)%
Total Fee revenue	$1,444.4	$1,301.7	11%	10%	$2,690.4	$2,405.3	12%	10%
Costs and expenses:
Cost of services, operating and administrative expenses excluding gross contract costs	$1,344.3	$1,259.2	7%	5%	$2,590.7	$2,409.8	8%	5%
Gross contract costs	532.3	401.5	33%	33%	1,054.1	769.3	37%	35%
Depreciation and amortization	71.6	65.9	9%	7%	141.4	128.9	10%	7%
Restructuring, impairment and related charges	(6.4)	10.1	(163)%	(167)%	4.0	10.2	(61)%	(62)%
Total costs and expenses	1,941.8	1,736.7	12%	11%	3,790.2	3,318.2	14%	12%
Operating income/(loss)	$32.5	$(36.1)	(190)%	(195)%	$(48.2)	$(156.3)	(69)%	(70)%

Net loss	$(32.2)	$(47.3)	(32)%		$(124.2)	$(167.0)	(26)%
Adjusted net income	$75.5	$47.1	60%		$87.0	$23.6	269%

Adjusted EBITDA	$169.8	$130.6	30%	28%	$244.6	$159.7	53%	51%
Adjusted EBITDA margin	11.8%	10.0%			9.1%	6.6%

Weighted average shares outstanding, basic	145.7	143.7			145.5	143.4
Weighted average shares outstanding, diluted(1)	164.2	159.8			163.8	159.5

Earnings per share, basic and diluted	$(0.22)	$(0.33)			$(0.85)	$(1.16)
Adjusted earnings per share, diluted	$0.46	$0.29			$0.53	$0.15
(1) Due to GAAP net loss in all periods, Weighted average shares outstanding, diluted is only used to calculate Adjusted earnings per share, diluted.

September 5, 2018

Second Quarter Results (unaudited)
Revenue
Revenue was $2.0 billion, an increase of $273.7 million or 16%. Gross contract costs, primarily in the Property, facilities and project management service line, increased $130.8 million driven by the $84.0 million impact of the adoption of Topic 606. Foreign currency had a $17.9 million favorable impact on Revenue, driving approximately 1% growth.
Fee revenue was $1.4 billion, an increase of $127.1 million or 10% on a local currency basis, reflecting increases primarily in Leasing and Property, facilities and project management. Leasing Fee revenue increased $74.2 million or 18% on a local currency basis, driven by an Americas increase of $68.2 million or 22% on a local currency basis, with the remainder primarily in APAC. Property, facilities and project management Fee revenue increased $34.7 million or 6.0% on a local currency basis, driven by an Americas increase of $21.0 million or 5% on a local currency basis, with the remainder of the Fee revenue growth primarily in EMEA.
Operating expenses
Operating expenses were $1.9 billion, an increase of $205.1 million or 12%. The increase in operating expenses reflected increased cost associated with revenue growth and the $84.0 million increase to gross contract costs resulting from the adoption of Topic 606 discussed above.
Fee-based operating expenses, excluding Depreciation and amortization, integration and other costs related to acquisitions and stock-based compensation, were $1.3 billion, an 8% increase on a local currency basis. The growth in Fee-based operating expenses reflected higher cost of services associated with Fee revenue growth.
Interest expense
Interest expense, net of interest income increased by $8.0 million, driven by higher average annual borrowings during the period.
Income taxes
The provision for income taxes totaled $15.1 million, a change of $47.6 million. The change was driven by the effect of a lower loss before income taxes, as well as additional estimated unfavorable impact of certain sections of the H.R. 1, the Tax Cuts and Jobs Act (the "Tax Act") and a change in the mix of geographical earnings from the prior period.
Net loss and Adjusted EBITDA
Net loss was $32.2 million, a decrease of $15.1 million, primarily driven by the increase in Fee revenue exceeding the increase in Fee-based operating expenses, partially offset by the higher provision for income taxes.
Adjusted EBITDA was $169.8 million, an increase of $37.5 million or 28%, on a local currency basis, driven by the increase in Fee revenue exceeding the increase in Fee-based operating expenses and the $6.4 million local currency impact of the adoption of Topic 606. Adjusted EBITDA margin, calculated on a Fee revenue basis, was 11.8%, compared to 10.0% in the prior year, driven by Fee revenue mix and operating leverage.
Year-to-Date Results (unaudited)
Revenue
Revenue was $3.7 billion, an increase of $580.1 million or 18%. Gross contract costs, primarily in the Property, facilities and project management service line, increased $284.8 million driven by the $203.5 million impact of the adoption of Topic 606. Foreign currency had a $56.5 million favorable impact on Revenue, driving approximately 2% growth.
Fee revenue was $2.7 billion, an increase of $238.9 million or 10% on a local currency basis, reflecting increases in Leasing, Capital markets and Property, facilities and project management. Leasing Fee revenue increased by $107.3

September 5, 2018

million or 16% on a local currency basis driven primarily by the Americas. Capital markets Fee revenue increased by $91.9 million or 28%, on a local currency basis, driven by an Americas increase of $72.3 million or 30% on a local currency basis, and an APAC increase of $20.2 million or 89%, on a local currency basis. Property, facilities and project management increased by $47.5 million or 4%, on a local currency basis, driven primarily by an Americas increase of $34.4 million or 4% with the remainder of Fee revenue growth primarily in EMEA.
Operating expenses
Operating expenses were $3.8 billion, an increase of $472.0 million or 14%. The increase in operating expenses reflected increased costs associated with revenue growth and the $203.5 million increase to gross contract costs resulting from the adoption of Topic 606 discussed above.
Fee-based operating expenses, excluding Depreciation and amortization, integration and other costs related to acquisitions and stock-based compensation, were $2.4 billion, a 7% increase on a local currency basis. The growth in Fee-based operating expenses reflected higher cost of services associated with Fee revenue growth.
Interest expense
Interest expense, net of interest income was $96.4 million, an increase of $10.7 million, driven by higher average annual borrowings and a one-time charge of $3.4 million as a result of the March 2018 debt modification.
Benefit from income taxes
The benefit from income taxes was $16.6 million, a decrease of $57.6 million. The decrease was driven by a lower net loss before taxes, as well as a lower effective tax rate as a result of the Tax Act which was partially offset by discrete tax benefits recorded in the first quarter of 2018.
Net loss and Adjusted EBITDA
Net loss was $124.2 million, a decrease of $42.8 million, primarily driven by the increase in Fee revenue exceeding the increase in Fee-based operating expenses, partially offset by the lower benefit from income taxes.
Adjusted EBITDA increased by $83.2 million or 51%, on a local currency basis, driven by the increase in Fee revenue exceeding the increase in Fee-based operating expenses and the $10.7 million local currency impact of the adoption of Topic 606. Adjusted EBITDA margin, calculated on a Fee revenue basis, was 9.1%, compared to 6.6% in the prior year.
Balance Sheet (unaudited)

•
The Company's outstanding First Lien and Second Lien debt, net of deferred financing fees, was $3.0 billion as of June 30, 2018, which net of cash and cash equivalents, provided for a net debt position of approximately $2.6 billion. The Company's net debt increased $34 million from last quarter, primarily driven by lower cash due to the seasonality of our business.

•
Total ending liquidity for the second quarter was $868 million with the majority of the balance being made up of a $486 million undrawn revolving credit facility, and $382 million of cash and cash equivalents.

•
In August 2018, the $450 million Second Lien Loan was repaid with IPO proceeds, a new Credit Agreement was raised to increase liquidity and extend maturity, and the revolving credit facility was expanded from $486 million to $810 million. The expanded revolving credit facility, along with cash to balance sheet of $403 million from IPO proceeds, increased liquidity, on a pro-forma basis, to $1.6 billion.

•	In August 2018, Standard & Poor’s raised the company’s rating to BB-.

September 5, 2018

Conference Call

The Company’s Second Quarter 2018 Earnings Conference Call will be held today, September 5, at 5:00 p.m. Eastern Time. A webcast, along with an associated slide presentation, will be accessible through the Investor Relations section of the Company’s website at http://ir.cushmanwakefield.com.

The direct dial-in number for the conference call is 877-683-2081 for U.S. callers and 647-689-5424 for international callers. The Conference ID is 7185729. A replay of the call will be available approximately two hours after the conference call by accessing http://ir.cushmanwakefield.com. A transcript of the call will be available on the Company’s Investor Relations website at http://ir.cushmanwakefield.com.

About Cushman & Wakefield

Cushman & Wakefield (NYSE: CWK) is a leading global real estate services firm that delivers exceptional value by putting ideas into action for real estate occupiers and owners. Cushman & Wakefield is among the largest real estate services firms with 48,000 employees in approximately 400 offices and 70 countries. In 2017, the firm had revenue of $6.9 billion across core services of property, facilities and project management, leasing, capital markets, valuation and other services.

Cautionary Note on Forward-Looking Statements

All statements in this release other than historical facts are forward-looking statements, which rely on a number of estimates, projections and assumptions concerning future events. Such statements are also subject to a number of uncertainties and factors outside Cushman & Wakefield’s control. Such factors include, but are not limited to, uncertainty regarding and changes in global economic or market conditions and changes in government policies, laws, regulations and practices. Should any Cushman & Wakefield estimates, projections and assumptions or these other uncertainties and factors materialize in ways that Cushman & Wakefield did not expect, there is no guarantee of future performance and the actual results could differ materially from the forward-looking statements in this presentation, including the possibility that recipients may lose a material portion of the amounts invested. While Cushman & Wakefield believes the assumptions underlying these forward-looking statements are reasonable under current circumstances, recipients should bear in mind that such assumptions are inherently uncertain and subjective and that past or projected performance is not necessarily indicative of future results. No representation or warranty, express or implied, is made as to the accuracy or completeness of the information contained in this presentation, and nothing shall be relied upon as a promise or representation as to the performance of any investment. You are cautioned not to place undue reliance on such forward-looking statements or other information in this presentation and should rely on your own assessment of an investment or a transaction. Any estimates or projections as to events that may occur in the future are based upon the best and current judgment of Cushman & Wakefield as actual results may vary from the projections and such variations may be material. Opinions expressed are current opinions as of the date of this release.

September 5, 2018

Cushman & Wakefield plc.
Condensed Consolidated Statement of Operations

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions, except per share data) (unaudited)	2018	2017	2018	2017
Revenue	$1,974.3	$1,700.6	$3,742.0	$3,161.9
Costs and expenses:
Cost of services (exclusive of depreciation and amortization)	1,564.7	1,379.7	3,038.0	2,616.3
Operating, administrative and other	311.9	281.0	606.8	562.8
Depreciation and amortization	71.6	65.9	141.4	128.9
Restructuring, impairment and related charges	(6.4)	10.1	4.0	10.2
Total costs and expenses	1,941.8	1,736.7	3,790.2	3,318.2
Operating income (loss)	32.5	(36.1)	(48.2)	(156.3)
Interest expense, net of interest income	(52.0)	(44.0)	(96.4)	(85.7)
Earnings from equity method investments	0.4	0.1	0.8	0.5
Other income, net	2.0	0.2	3.0	0.3
Loss before income taxes	(17.1)	(79.8)	(140.8)	(241.2)
Provision (benefit) from income taxes	15.1	(32.5)	(16.6)	(74.2)
Net loss	$(32.2)	$(47.3)	$(124.2)	$(167.0)

Basic and diluted loss per share:
Loss per share attributable to the Company	$(0.22)	$(0.33)	$(0.85)	$(1.16)
Weighted average shares outstanding for basic and diluted loss per share	145.7	143.7	145.5	143.4

September 5, 2018

Cushman & Wakefield plc
Condensed Consolidated Balance Sheet

	As of
(in millions, except per share data) (unaudited)	June 30, 2018	December 31, 2017
Assets
Current assets:
Cash and cash equivalents	$382.4	$405.6
Trade and other receivables, net of allowance balance of $44.1 million and $35.3 million, as of June 30, 2018 and December 31, 2017, respectively	1,345.9	1,314.0
Income tax receivable	11.4	14.6
Prepaid expenses and other current assets	339.7	176.3
Total current assets	2,079.4	1,910.5
Property and equipment, net	289.5	304.3
Goodwill	1,750.2	1,765.3
Intangible assets, net	1,203.9	1,306.0
Equity method investments	7.3	7.9
Deferred tax assets	68.6	71.1
Other non-current assets	447.8	432.8
Total assets	$5,846.7	$5,797.9
Liabilities and Shareholders' Equity
Current liabilities:
Short-term borrowings and current portion of long-term debt	$40.3	$59.5
Accounts payable and accrued expenses	746.2	771.2
Accrued compensation	834.2	864.8
Income tax payable	13.0	35.7
Other current liabilities	235.7	234.4
Total current liabilities	1,869.4	1,965.6
Long-term debt	3,002.2	2,784.0
Deferred tax liabilities	145.0	157.5
Other non-current liabilities	389.5	386.9
Total liabilities	5,406.1	5,294.0
Commitments and contingencies (See Note 11)
Shareholders' Equity:
Ordinary shares, nominal value $0.10 per share, 145.8 issued and outstanding at June 30, 2018 and ordinary shares nominal value $10.00 per share, 145.1 shares issued and outstanding at December 31, 2017	14.6	1,451.3
Additional paid-in capital	1,770.6	305.0
Accumulated deficit	(1,253.5)	(1,165.2)
Accumulated other comprehensive loss	(91.1)	(87.2)
Total equity	440.6	503.9
Total liabilities and shareholders' equity	$5,846.7	$5,797.9

September 5, 2018

Cushman & Wakefield plc
Condensed Consolidated Statement of Cash Flows

	Six Months Ended
(in millions) (unaudited)	June 30, 2018	June 30, 2017
Cash flows from operating activities
Net loss	$(124.2)	$(167.0)
Reconciliation of net loss to net cash used in operating activities:
Depreciation and amortization	141.4	128.9
Unrealized foreign exchange loss	9.6	0.4
Stock-based compensation	25.6	25.7
Amortization of debt issuance costs	7.8	6.8
Change in deferred taxes	(24.1)	(92.9)
Bad debt expense	11.2	1.9
Other non-cash operating activities	7.9	2.6
Changes in assets and liabilities:
Trade and other receivables	(35.6)	(40.0)
Income taxes payable	(21.0)	2.0
Prepaid expenses and other current assets	(41.4)	(26.3)
Other non-current assets	6.1	15.6
Accounts payable and accrued expenses	(18.4)	(9.0)
Accrued compensation	(107.5)	(129.5)
Other current and non-current liabilities	(16.8)	41.7
Net cash used in operating activities	(179.4)	(239.1)
Cash flows from investing activities
Payment for property and equipment	(31.3)	(68.5)
Proceeds from sale of property, plant and equipment	0.3	4.2
Acquisitions of businesses, net of cash acquired	—	(2.8)
Investments in equity securities	(6.1)	—
Collection on beneficial interest in a securitization	—	84.8
Other investing activities, net	0.2	—
Net cash (used in) provided by investing activities	(36.9)	17.7
Cash flows from financing activities
Net proceeds from issuance of shares	8.8	5.2
Shares repurchased for payment of employee taxes on stock awards	(2.1)	(1.7)
Payment of contingent consideration	(7.8)	(7.1)
Proceeds from long-term borrowings	250.0	280.4
Repayment of borrowings	(54.0)	(95.5)
Debt issuance costs	(1.8)	(4.4)
Payment of finance lease liabilities	(7.5)	(2.2)
Other financing activities, net	(4.5)	(0.8)
Net cash provided by financing activities	181.1	173.9
Change in cash, cash equivalents and restricted cash	(35.2)	(47.5)
Cash, cash equivalents and restricted cash, beginning of the period	467.9	424.8
Effects of exchange rate fluctuations on cash, cash equivalents and restricted cash	1.9	13.9
Cash, cash equivalents and restricted cash, end of the period	$434.6	$391.2

September 5, 2018

Segment Results
The following tables summarize our results of operations for our operating segments for the three and six months ended June 30, 2018 and 2017.
Americas Results

(in millions) (unaudited)	Three Months Ended June 30, 2018	Three Months Ended June 30, 2017	% Change in USD	% Change in Local Currency	Six Months Ended June 30, 2018	Six Months Ended June 30, 2017	% Change in USD	% Change in Local Currency
Total revenue	$1,372.1	$1,128.7	22%	22%	$2,578.3	$2,115.9	22%	22%
Less: Gross contract costs	(383.0)	(239.8)	60%	60%	(739.3)	(471.4)	57%	57%
Acquisition accounting adjustments	2.4	2.5	n/m	n/m	2.5	12.6	n/m	n/m
Total Fee revenue	$991.5	$891.4	11%	11%	$1,841.5	$1,657.1	11%	11%

Service lines:
Property, facilities and project management	$426.2	$406.8	5%	5%	$830.4	$797.7	4%	4%
Leasing	374.3	305.7	22%	22%	620.3	520.1	19%	19%
Capital markets	150.9	122.7	23%	23%	314.0	241.3	30%	30%
Valuation and other	40.1	56.2	(29)%	(28)%	76.8	98.0	(22)%	(21)%
Total Fee revenue	$991.5	$891.4	11%	11%	$1,841.5	$1,657.1	11%	11%

Segment operating expenses	$1,251.6	$1,041.0	20%	20%	$2,395.5	$2,003.3	20%	20%
Less: Gross contract costs	(383.0)	(239.8)	60%	60%	(739.3)	(471.4)	57%	57%
Total Fee-based operating expenses	$868.6	$801.2	8%	9%	$1,656.2	$1,531.9	8%	8%

Adjusted EBITDA	$122.9	$90.0	37%	36%	$185.4	$125.0	48%	48%
Adjusted EBITDA Margin	12.4%	10.1%			10.1%	7.5%

September 5, 2018

EMEA Results

(in millions) (unaudited)	Three Months Ended June 30, 2018	Three Months Ended June 30, 2017	% Change in USD	% Change in Local Currency	Six Months Ended June 30, 2018	Six Months Ended June 30, 2017	% Change in USD	% Change in Local Currency
Total revenue	$214.8	$199.5	8%	1%	$424.0	$346.8	22%	11%
Less: Gross contract costs	(15.1)	(19.3)	(22)%	(27)%	(61.0)	(37.8)	61%	45%
Total Fee revenue	$199.7	$180.2	11%	4%	$363.0	$309.0	17%	7%

Service lines:
Property, facilities and project management	$63.5	$48.0	32%	24%	$118.1	$86.6	36%	24%
Leasing	58.8	58.3	1%	(5)%	106.7	99.2	8%	(2)%
Capital markets	34.6	34.4	1%	(5)%	58.5	54.0	8%	(1)%
Valuation and other	42.8	39.5	8%	2%	79.7	69.2	15%	5%
Total Fee revenue	$199.7	$180.2	11%	4%	$363.0	$309.0	17%	7%

Segment operating expenses	$196.0	$177.3	11%	4%	$415.2	$338.0	23%	12%
Less: Gross contract costs	(15.1)	(19.3)	(22)%	(27)%	(61.0)	(37.8)	61%	45%
Total Fee-based operating expenses	$180.9	$158.0	14%	7%	$354.2	$300.2	18%	8%

Adjusted EBITDA	$20.1	$22.4	(10)%	(14)%	$11.5	$9.6	20%	14%
Adjusted EBITDA Margin	10.1%	12.4%			3.2%	3.1%
APAC Results

(in millions) (unaudited)	Three Months Ended June 30, 2018	Three Months Ended June 30, 2017	% Change in USD	% Change in Local Currency	Six Months Ended June 30, 2018	Six Months Ended June 30, 2017	% Change in USD	% Change in Local Currency
Total revenue	$387.4	$372.4	4%	2%	$739.7	$699.2	6%	3%
Less: Gross contract costs	(134.2)	(142.4)	(6)%	(6)%	(253.8)	(260.1)	(2)%	(4)%
Acquisition accounting adjustments	—	0.1	n/m	n/m	—	0.1	n/m	n/m
Total Fee revenue	$253.2	$230.1	10%	7%	$485.9	$439.2	11%	7%

Service lines:
Property, facilities and project management	$167.4	$162.5	3%	1%	$323.6	$320.9	1%	(3)%
Leasing	43.0	32.9	31%	27%	69.0	56.5	22%	17%
Capital markets	15.5	13.7	13%	13%	42.6	22.4	90%	89%
Valuation and other	27.3	21.0	30%	25%	50.7	39.4	29%	23%
Total Fee revenue	$253.2	$230.1	10%	7%	$485.9	$439.2	11%	7%

Segment operating expenses	$361.7	$354.6	2%	—%	$693.0	$674.4	3%	—%
Less: Gross contract costs	(134.2)	(142.4)	(6)%	(6)%	(253.8)	(260.1)	(2)%	(4)%
Total Fee-based operating expenses	$227.5	$212.2	7%	4%	$439.2	$414.3	6%	2%

Adjusted EBITDA	$26.8	$18.2	47%	43%	$47.7	$25.1	90%	81%
Adjusted EBITDA Margin	10.6%	7.9%			9.8%	5.7%

September 5, 2018

Cushman & Wakefield plc
Financial Statement Notes
The following measures are considered "non-GAAP financial measures" under SEC guidelines:

i.	Fee revenue and Fee-based operating expenses;

ii.	Adjusted earnings before interest, taxes, depreciation and amortization ("Adjusted EBITDA") and Adjusted EBITDA margin;

iii.	Adjusted net income and Adjusted earnings per share; and

iv.	Local currency.
Our management principally uses these non-GAAP financial measures to evaluate operating performance, develop budgets and forecasts, improve comparability of results and assist our investors in analyzing the underlying performance of our business. These measures are not recognized measurements under GAAP. When analyzing our operating results, investors should use them in addition to, but not as an alternative for, the most directly comparable financial results calculated and presented in accordance with GAAP. Because the Company’s calculation of these non-GAAP financial measures may differ from other companies, our presentation of these measures may not be comparable to similarly titled measures of other companies.
The Company believes that these measures provide a more complete understanding of ongoing operations, enhance comparability of current results to prior periods and may be useful for investors to analyze our financial performance. The measures eliminate the impact of certain items that may obscure trends in the underlying performance of our business. The Company believes that they are useful to investors, for the additional purposes described below.
Fee revenue: The Company believes that investors may find this measure useful to analyze the financial performance of our Property, facilities and project management service line and our business generally. Fee revenue is GAAP revenue excluding costs reimbursable by clients which have substantially no margin, and as such provides greater visibility into the underlying performance of our business.
Additionally, pursuant to business combination accounting rules, certain fees that may have been deferred by the acquiree may be recorded as a receivable on the acquisition date by the Company. Such fees are included in Fee revenue as acquisition accounting adjustments based on when the acquiree would have recognized revenue in the absence of being acquired by the Company.
Fee-based operating expenses: Consistent with GAAP, reimbursed costs for certain customer contracts are presented on a gross basis ("gross contract costs") in both revenue and operating expenses. As described above, gross contract costs are excluded from revenue in determining “Fee revenue.” Gross contract costs are similarly excluded from operating expenses in determining “Fee-based operating expenses.” Excluding gross contract costs from Fee-based operating expenses more accurately reflects how we manage our expense base and operating margins and, accordingly, is useful to investors and other external stakeholders for evaluating performance.
Adjusted EBITDA and Adjusted EBITDA margin: We have determined Adjusted EBITDA to be our primary measure of segment profitability. We believe that investors find this measure useful in comparing our operating performance to that of other companies in our industry because these calculations generally eliminate integration and other costs related to acquisitions, stock-based compensation, the deferred payment obligation related to the acquisition of Cassidy Turley and other items. Adjusted EBITDA also excludes the effects of financings, income tax and the non-cash accounting effects of depreciation and intangible asset amortization. Adjusted EBITDA margin, a non-GAAP measure of profitability as a percent of revenue, is calculated by dividing Adjusted EBITDA by Fee revenue.
Adjusted net income/loss (“Adjusted net income”) and Adjusted earnings per share (“Adjusted EPS”): Management also assesses the profitability of the business using Adjusted net income. We believe that investors find this measure useful in comparing our profitability to that of other companies in our industry because this calculation generally eliminates integration and other costs related to acquisitions, stock-based compensation, the deferred payment obligation related to the acquisition of CT and other items. Similarly, depreciation and amortization related to

September 5, 2018

merger and acquisition activity and one-time financing related to debt extinguishment and modification are excluded from this measure. Income tax, as adjusted, reflects management’s expectation about our long-term effective rate as a public company. The Company also uses Adjusted EPS as a significant component when measuring operating performance. Management defines Adjusted EPS as Adjusted net income, divided by total basic and diluted weighted-average outstanding shares.
Local currency: In discussing our results, we refer to percentage changes in local currency. These metrics are calculated by holding foreign currency exchange rates constant in year-over-year comparisons. Management believes that this methodology provides investors with greater visibility into the performance of our business excluding the effect of foreign currency rate fluctuations.

The interim financial information for the three and six months ended June 30, 2018 and 2017 is unaudited. All adjustments, consisting of normal recurring adjustments, except as otherwise noted, considered necessary for a fair presentation of the unaudited interim condensed consolidated financial information for these periods have been included. Users of all of the aforementioned unaudited interim financial information should refer to the audited Consolidated Financial Statements of the Company and notes thereto for the year ended December 31, 2017.

Please see the following tables for reconciliations of our non-GAAP financial measures to the most comparable GAAP measures.

September 5, 2018

Adjustments to GAAP financial measures used to calculate non-GAAP financial measures

Adjusted EBITDA is calculated as follows:

(in millions) (unaudited)	Three Months Ended June 30, 2018	Three Months Ended June 30, 2017	Six Months Ended June 30, 2018	Six Months Ended June 30, 2017
Net loss	$(32.2)	$(47.3)	$(124.2)	$(167.0)
Add/(less):
Depreciation and amortization(1)	71.6	65.9	141.4	128.9
Interest expense, net of interest income(2)	52.0	44.0	96.4	85.7
Provision (benefit) from income taxes	15.1	(32.5)	(16.6)	(74.2)
Integration and other costs related to acquisitions(3)	41.1	79.2	106.8	141.8
Stock-based compensation (4)	8.8	6.2	14.9	14.3
Cassidy Turley deferred payment obligation (5)	10.9	11.0	21.3	22.1
Other (6)	2.5	4.1	4.6	8.1
Adjusted EBITDA	$169.8	$130.6	$244.6	$159.7
(1) Depreciation and amortization includes merger and acquisition-related depreciation and amortization of $52 million and $48 million and $104 million and $93 million for the three and six months ended June 30, 2018 and 2017, respectively.
(2) Interest expense, net of interest income includes one-time write-off of financing fees incurred in relation to debt modifications of $3 million for the six months ended June 30, 2018.
(3) Integration and other costs related to acquisitions represents certain direct and incremental costs resulting from acquisitions and certain related integration efforts as a result of those acquisitions, as well as costs related to our restructuring efforts.
(4) Share-based compensation represents non-cash compensation expense associated with our equity compensation plans. Refer to Note 10: Share-based Payments of the Notes to the unaudited interim Condensed Consolidated Financial Statements for the three and six months ended June 30, 2018 for additional information.
(5) Cassidy Turley deferred payment obligation represents expense associated with a deferred payment obligation related to the acquisition of Cassidy Turley on December 31, 2014, which will be paid out before the end of 2018. Refer to Note 10: Share-based Payments of the Notes to the unaudited interim Condensed Consolidated Financial Statements for the three and six months ended June 30, 2018 for additional information.
(6) Other includes sponsor monitoring fees of approximately $1 million and $2 million and $2 million and $2 million for the three and six months ended June 30, 2018 and 2017, respectively; accounts receivable securitization costs of approximately $2 million and $3 million and $2 million and $5 million for the three and six months ended June 30, 2018 and 2017, respectively; and other items.

September 5, 2018

Adjusted Net Income is calculated as follows:

(in millions) (unaudited)	Three Months Ended June 30, 2018	Three Months Ended June 30, 2017	Six Months Ended June 30, 2018	Six Months Ended June 30, 2017
Net loss	$(32.2)	$(47.3)	$(124.2)	$(167.0)
Add/(less):
Merger and acquisition-related depreciation and amortization(1)	52.1	47.9	103.7	93.0
Financing and other facility costs	(1.5)	(1.3)	1.0	(4.4)
Integration and other costs related to acquisitions	41.1	79.2	106.8	141.8
Stock-based compensation	8.8	6.2	14.9	14.3
Cassidy Turley deferred payment obligation	10.9	11.0	21.3	22.1
Other	2.5	4.1	4.6	8.1
Income tax adjustments(2)	(6.2)	(52.7)	(41.1)	(84.3)
Adjusted Net Income	$75.5	$47.1	$87.0	$23.6
Weighted average shares outstanding, basic	145.7	143.7	145.5	143.4
Weighted average shares outstanding, diluted (3)	164.2	159.8	163.8	159.5
Adjusted earnings per share, basic	$0.52	$0.33	$0.60	$0.16
Adjusted earnings per share, diluted	$0.46	$0.29	$0.53	$0.15
(1) Includes amortization of acquired intangible assets.
(2) Reflective of management's estimation of a adjusted effective tax rate determined for business as usual effective tax rate if a public company of 22% and 30% and 22% and 30% for the three and six months ended June 30, 2018 and 2017.
(3) Weighted average shares outstanding, diluted ("WACS, diluted") is calculated by taking WACS, basic and adding in dilutive shares of 18.5 million and 18.3 million and 16.1 million and 16.1 million for the three and six months ended June 30, 2018 and 2017, which is used to calculate Adjusted earnings per share, diluted.
Reconciliation of revenue to fee revenue:

(in millions) (unaudited)	Three Months Ended June 30, 2018	Three Months Ended June 30, 2017	Six Months Ended June 30, 2018	Six Months Ended June 30, 2017
Revenue:
Total revenue	$1,974.3	$1,700.6	$3,742.0	$3,161.9
Less: Gross contract costs	(532.3)	(401.5)	(1,054.1)	(769.3)
Acquisition accounting adjustments	2.4	2.6	2.5	12.7
Total Fee revenue	$1,444.4	$1,301.7	$2,690.4	$2,405.3
Reconciliation of total costs and expenses to Fee-based operating expenses:

(in millions) (unaudited)	Three Months Ended June 30, 2018	Three Months Ended June 30, 2017	Six Months Ended June 30, 2018	Six Months Ended June 30, 2017
Total costs and expenses	$1,941.8	$1,736.7	$3,790.2	$3,318.2
Less: Gross contract costs	(532.3)	(401.5)	(1,054.1)	(769.3)
Fee-based operating expenses	$1,409.5	$1,335.2	$2,736.1	$2,548.9

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Reconciliation of Fee-based operating expenses by segment to Consolidated Fee-based operating expenses:

(in millions) (unaudited)	Three Months Ended June 30, 2018	Three Months Ended June 30, 2017	Six Months Ended June 30, 2018	Six Months Ended June 30, 2017
Americas Fee-based operating expenses	$868.6	$801.2	$1,656.2	$1,531.9
EMEA Fee-based operating expenses	180.9	158.0	354.2	300.2
APAC Fee-based operating expenses	227.5	212.2	439.2	414.3
Segment Fee-based operating expenses	1,277.0	1,171.4	2,449.6	2,246.4

Depreciation and amortization	71.6	65.9	141.4	128.9
Integration and other costs related to acquisitions (1)	38.7	76.6	104.3	129.1
Stock-based compensation	8.8	6.2	14.9	14.3
Cassidy Turley deferred payment obligation	10.9	11.0	21.3	22.1
Other	2.5	4.1	4.6	8.1
Fee-based operating expenses	$1,409.5	$1,335.2	$2,736.1	$2,548.9
(1) Represents integration and other costs related to acquisitions, comprised of certain direct and incremental costs resulting from acquisitions and related integration efforts, as well as costs related to our restructuring programs, excluding the impact of acquisition accounting revenue adjustments as these amounts do not impact operating expenses.
i The Company adopted Topic 606 effective January 1, 2018 using the modified retrospective transition approach. Comparative information continues to be reported under the accounting standards in effect for periods prior to 2018. The impact to GAAP revenue for the three and six months ended June 30, 2018 was an increase of $99.2 million and $228.4 million, respectively. This included increases of $84.0 million and $203.5 million related to reimbursed expenses due to implementation of the updated principal versus agent considerations in Topic 606, which had no impact on Fee revenue, Operating loss, Adjusted EBITDA or Net loss, and the acceleration in the timing of revenue recognition related to variable consideration primarily for leasing services of $15.2 million and $24.9 million, which impacted both Revenue and Fee Revenue. The adoption of Topic 606 resulted in a benefit to Net loss of $5.2 million and $8.5 million and Adjusted EBITDA of $6.4 million and $10.7 million for the three and six months ended June 30, 2018, respectively.
ii In order to assist our investors and improve comparability of results, we present the year-over-year changes in certain of our financial measures, such as Fee revenue and Adjusted EBITDA, in "local" currency. The local currency change represents the year-over-year change assuming no movement in foreign exchange rates from the prior year. We believe that this provides our management and investors with a better view of comparability and trends in the underlying operating business.